UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 20, 2005

Timeline Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	1-13524	31-1590734
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1700 7th Avenue, Suite 2100, Seattle, Washington		98101
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(206) 357-8422

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 25, 2005, Timeline, Inc. filed a Current Report on Form 8-K with the Securities and Exchange Commission announcing it had entered into an Asset Purchase Agreement on July 20, 2005 with Global Software, Inc. for the sale to Global of Timeline’s software licensing operations. The sale to Global of Timeline’s software licensing operations was completed over two stages, consisting of (1) the sale of 100% of stock in Timeline’s U.K. subsidiary, Analyst Financials Limited, and certain other assets and customer contracts (the "Stock Sale"), and (2) the sale of Timeline’s other software assets (the "Asset Sale"). The Stock Sale was consummated on July 20, 2005, and the Asset Sale was consummated on August 31, 2005. On September 2, 2005, Timeline filed a Current Report on Form 8-K with the Securities and Exchange Commission announcing the completion of the sale to Global.

Timeline is filing this amendment to include the unaudited pro forma financial information described in 9.01 below with respect to the Stock Sale and Asset Sale. This Amendment No. 1 amends both the prior Form 8-K filed on July 25, 2005 and the prior Form 8-K filed on September 2, 2005.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The unaudited consolidated pro forma balance sheets as of March 31, 2005 and June 30, 2005, and the unaudited consolidated pro forma statements of operations for the fiscal year and three-month period ended March 31, 2005 and June 30, 2005, respectively, are included in this Current Report at Exhibit 99.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Timeline Inc.

October 4, 2005	By:	/s/ Charles R. Osenbaugh

Name: Charles R. Osenbaugh
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Unaudited Consolidated Pro Forma Financial Statements